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                                                                    Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-4 (Registration No. 333-74798) of ConocoPhillips of our report dated March 9, 2001 relating to the consolidated financial statements of Tosco Corporation, which appears in the Current Report on Form 8-K/A of Phillips Petroleum Company, dated October 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/PricewaterhouseCoopers LLP


Phoenix, Arizona
January 17, 2002